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                                                               EXHIBIT 10.1(d)



                              AMENDMENT NUMBER FOUR
                                     TO THE
                           FREMONT GENERAL CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN



Effective September 1, 1998, the Fremont General Corporation Employee Stock Ownership Plan (the "ESOP") is amended to provide that:

FIRST: With respect to former employees of Unicare Specialty Services, Inc. ("Unicare") who became Employees of Fremont General Corporation or one of its Affiliated Companies (collectively, the "Employer") following acquisition of Unicare by the Employer (the "Acquisition Date"), service with Unicare prior to the Acquisition Date shall be counted for eligibility and vesting purposes under the ESOP.

SECOND: For purposes of allocation under the ESOP in accordance with Section 4.2(c) for the ESOP Plan Year ending December 31, 1998:

        (a) a former Unicare employee who is eligible to participate in the ESOP shall be given credit for Hours of Service completed prior to the Acquisition Date; and

        (b) the Compensation of a former Unicare employee who is eligible to participate in the ESOP shall be limited to Compensation paid by the Employer for the period beginning with the Acquisition Date and ending on December 31, 1998.

THIRD: Nothing in this amendment shall result in the reduction of the accrued benefit of any Participant.


                                      Fremont General Corporation



Dated:           , 1999               By:
      -----------                        --------------------------------------
                                          Raymond G. Meyers
                                          Senior Vice President